Exhibit 5.2

O’Melveny & Myers LLP 610 Newport Center Drive 17th Floor Newport Beach, CA 92660-6429	T: +1 949 823 6900 F: +1 949 823 6994 omm.com	File Number: 0742690-00035

August 5, 2025

Sabra Health Care REIT, Inc.

1781 Flight Way

Tustin, CA 92782

Sabra Health Care Limited Partnership

1781 Flight Way

Tustin, CA 92782

Re:	Registration Statement on Form S-3

We have acted as special counsel to Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), and Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the Company or, in the case of Debt Securities, by the Partnership pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) senior or subordinated debt securities of the Partnership, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture, dated September 30, 2021 (the “Base Indenture”), among the Partnership, the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), filed as Exhibit 4.7 to the Registration Statement, and any supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”; the Base Indenture and the applicable Supplemental Indenture Documents are together referred to as the “Indenture”); (iv) guarantees by the Company of the Debt Securities (the “Guarantees”), which will be issued pursuant to the Base Indenture and the applicable Supplemental Indenture Documents; (v) warrants to purchase Common Stock or Preferred Stock (individually or collectively, the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase Common Stock or Preferred Stock (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vii) units consisting of two or more series of Common Stock, Preferred Stock, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement;

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

(b)	the Base Indenture;

(c)	the Articles of Amendment and Restatement and Amended and Restated Bylaws of the Company, each as amended through the date hereof (together, the “Organizational Documents”);

(d)	the certificate of limited partnership of the Partnership as presently in effect;

(e)	the limited partnership agreement of the Partnership as presently in effect (the “Partnership Agreement”); and

(f)

originals or copies of actions by written consent of the board of directors of the Company and the general partner of the Partnership, relating to the registration of the Securities and related matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that New York law will be chosen to govern the Indenture, the Warrant Agreement, the Rights Agreement and the Unit Agreement and that such choice is a valid and legal provision. To the extent the obligations of the Company or the Partnership depend on the enforceability of any agreement against any other parties thereto, we have assumed that such agreement is enforceable against such other parties.

We have also assumed that, at or prior to the time of delivery of any applicable Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded; (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) each of the Company and the Partnership is validly existing and in good standing under the laws of its respective jurisdiction of organization, with corporate or partnership power and authority to enter into the Base Indenture, Supplemental Indenture Documents, Warrant Agreement, Rights Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder; (iv) the Securities (other than Debt Securities) have been authorized by all necessary corporate action on the part of the Company (including, in the case of Preferred Stock, any filing or other corporate action necessary to create and establish the terms of such Preferred Stock), and any Debt Securities have been authorized by all necessary action under the Delaware Revised Uniform Limited Partnership Act and the Partnership Agreement on the part of the Partnership, as applicable; (v) Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will have been filed with and accepted for record by the State Department of Assessment and Taxation of Maryland; (vi) any Common Stock or Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for such Common Stock or Preferred Stock will not exceed the limits of the then remaining authorized but unissued amount of such Common Stock or Preferred Stock (including the applicable class or series of Preferred Stock) that the Company is then authorized to issue under its Articles of Amendment and Restatement as then in effect; (vii) the execution, delivery and performance of any applicable Supplemental Indenture Documents, Warrant Agreements, Rights Agreements or Unit Agreements with respect to the Securities have been duly authorized by all necessary corporate action on the part of the Company or, in the case of any Supplemental Indenture Documents, any necessary action under the Delaware Revised Uniform Limited Partnership Act and the Partnership Agreement on the part of the Partnership and each such agreement has been duly executed and delivered by the Company or the Partnership, as applicable, and all other parties thereto; (viii) there has not occurred any change in law or further action by the Board of Directors of the Company (or an authorized committee thereof) or general partner of the Partnership affecting the validity or enforceability of the applicable Securities; and (ix) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Partnership, as applicable, with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or the Partnership, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Partnership, as applicable.

On the basis of such examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that:

1. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”) when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by each party thereto and (iii) the Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”). We express no opinion as to the validity, legally binding effect or enforceability of the provisions relating to disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, nor any provision having the effect of modifying the statute of limitations (collectively, the “Risk-Allocation Provisions”).

2. With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when (i) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Guarantees have been duly authorized, executed and delivered by each party thereto, and (ii) the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture, and the applicable underwriting or other agreement, the Offered Guarantees will be legally valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except as may be limited by the Enforceability Exceptions, provided that we express no opinion as to the Risk-Allocation Provisions.

3. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) any applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of any applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, provided that we express no opinion as to the Risk-Allocation Provisions.

4. With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions, provided that we express no opinion as to the Risk-Allocation Provisions.

5. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Warrants or Rights, as applicable, relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions, provided that we express no opinion as to the Risk-Allocation Provisions.

The law covered by this letter is limited to the present law of the State of New York and in the case of matters relating to the Partnership in our opinion in paragraph 1, the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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